Exhibit 5

RICHARDSON & PATEL, LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024
Telephone (310) 208-1182
Facsimile (310) 208-1154

May 30, 2008

Board of Directors
United Heritage Corporation
Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206

Re:         United Heritage Corporation 2008 Equity Incentive Plan

Gentlemen:

We have acted as counsel to United Heritage Corporation (the “Company”) in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company’s common stock, $0.001 par value (the “Shares”), which may be issued upon exercise of options or otherwise granted in connection with the above-referenced plan (the “Plan”). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

Based upon that review, it is our opinion that the Shares issued, when issued in conformance with the terms and conditions of the Plan will be legally issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We hereby consent to the use of this opinion as an exhibit to the registration statement and to the references to this firm in the registration statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.

/s/ Richardson & Patel LLP
RICHARDSON & PATEL LLP